As filed with the Securities and Exchange Commission on July 19, 2024

Registration No. 333-268275

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

Form S-3

on

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

P10, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6282	87-2908160
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

4514 Cole Avenue, Suite 1600

Dallas, Texas 75205

(214) 865-7998

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Luke A. Sarsfield III

Chief Executive Officer

P10, Inc.

4514 Cole Avenue, Suite 1600

Dallas, Texas 75205

(214) 865-7998

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Melodie Craft, Esq. General Counsel P10, Inc. 4514 Cole Avenue, Suite 1600 Dallas, Texas 75205 Telephone: (214) 997-1956	Todd E. Lenson, Esq. Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, NY 10036 Telephone: (212) 715-9216

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) is being filed by P10, Inc. (the “Registrant”), to withdraw and remove from registration all of the unsold securities under the Registration Statement on Form S-3 (File No. 333-268275) (the “Registration Statement”), which was originally filed with the U.S. Securities and Exchange Commission on November 9, 2022, and was declared effective on January 9, 2023. Because the Registrant no longer satisfies the eligibility requirements of Form S-3, the Registrant has filed this Post-Effective Amendment on Form S-1.

The Registrant is terminating all offerings of its securities pursuant to the Registration Statement and no securities were sold under the Registration Statement. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration all of the securities registered but unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 2024.

P10, INC.

By:	/s/ Luke A. Sarsfield III
Name: Luke A. Sarsfield III
Title: Chairman of the Board and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.